Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of iShares® Bitcoin Trust ETF (formerly known as iShares® Bitcoin Trust) of our report dated March 1, 2024 relating to the financial statements, which appears in iShares® Bitcoin Trust Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 31, 2025